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                                                              EXHIBIT 1-A(3)(c)


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                            SCHEDULE 1                                                       SCHEDULE 2

                                              GDC    Wholesaler                                               GDC    Wholesaler
                                              ---    ----------                                               ---    ----------
           First Year (Target)   110.00%     90.0%      20.0%              First Year (Target)    110.00%   90.00%     20.00%
 First Year (Excess of Target)     3.00%      2.0%       1.0%    First Year (Excess of Target)      2.00%    1.50%      0.50%

          Renewals, Years 2-5      3.00%      2.0%       1.0%             Renewals, Years 2-5       2.00%    1.50%      0.50%

               Trails Year 6+      0.30%     0.20%      0.10%                 Trails Years 2+       0.30%    0.20%      0.10%
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                            SCHEDULE 3


                                              GDC    Wholesaler
                                              ---    ----------
           First Year (Target)    95.00%    75.00%     20.00%
 First Year (Excess of Target)     2.00%     1.50%      0.50%

      Renewals, Years 2-5 (2%)     2.00%     1.50%      0.50%

       Trails Years 2-10 (60%)     0.60%     0.50%      0.10%
      Trails Years 11-20 (35%)     0.35%     0.25%      0.10%
         Trails Year 20+ (25%)     0.25%     0.15%      0.10%
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